Stock Certificate of Graphic Packaging International Corporation

The certificate is printed on off-white paper. Verbiage is in black ink. Borders are in blue ink. The background inside the borders is light blue. The Number counter and the Share counter are displayed to the left and right just above the Company name block. A medallion design at the bottom center marks the location where the corporate seal is affixed.


TEXT - FRONT PAGE


   Number                                              Shares
    -1-                                             -1,000,000-
         GRAPHIC PACKAGING INTERNATIONAL CORPORATION




                     William K. Coors, Jeffrey H. Coors,
                      Joseph Coors Jr., John K. Coors
			      TR UA 08/07/52
This Certifies that         Grover C. Coors Trust        is the

registered holder of    -------ONE MILLION-------        Shares

               of 10% Series B Convertible Preferred Stock

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this fifteenth day of August A.D. 2000


                               /s/Jeffrey H. Coors, President

                               /s/Jill B. W. Sisson, Secretary



                           (CORPORATE)
                     	   (  SEAL   )



TEXT - BACK PAGE

For Value Received, ___________ hereby      NOTICE. THE
sell, assign and transfer                   SIGNATURE OF THIS
unto__________________________________      ASSIGNMENT MUST
________________________________Shares      CORRESPOND WITH
represented by the within Certificate,      THE NAME AS
and  do hereby  irrevocably constitute      WRITTEN UPON THE
and appoint                                 FACE OF THE
______________________________Attorney      CERTIFICATE, IN
to transfer the said Shares on the          EVERY PARTICULAR,
books of the within named Corporation       WITHOUT ALTERATION
with full power of substitution in          OR ENLARGEMENT, OR
the premises.                               ANY CHANGE
Dated______________ 19_____                 WHATEVER.
    In presence of

                   ___________________
__________________







The rights and remedies of the holders of the Preferred Stock are limited by certain standstill and subordination provisions set forth in that Preferred Stock Purchase Agreement dated August 15, 2000 between the Corporation and the Grover C. Coors Trust, a copy of which is on file at the Corporation's offices.

The shares represented by this Certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and such securities may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act or pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.